77Q1(a)(2)


Amendment No. 11 to the Amended and Restated
Agreement and Declaration of Trust of American
Century International Bond Funds, dated June 14,
2017 (filed electronically as Exhibit a12 to Post-
Effective Amendment No. 56 to the Registration
Statement of the Registrant filed on July 27, 2017,
File No. 33-43321, and incorporated herein by reference).